Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS
- Fourth Quarter Revenue of $131 Million, up 31% Year-over-Year -
- Full Year 2021 Revenue of $488 Million, up 75% Year-over-Year -
- Initiating Full Year 2022 Revenue Guidance of between $580 and $630 Million -

CHICAGO – March 2, 2022 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States, today announced financial results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter 2021 Financial Highlights
•Revenue was $130.6 million during the fourth quarter of 2021, an increase of 31%, compared to $100.0 million during the fourth quarter of 2020.
•Net loss was $38.1 million during the fourth quarter of 2021, compared to a net loss of $41.6 million during the fourth quarter of 2020.
•Adjusted EBITDA1 was a loss of $31.2 million during the fourth quarter of 2021, compared to an Adjusted EBITDA loss of $1.3 million during the fourth quarter of 2020.
•Adjusted advertising and promotions expense1 was $64.0 million during the fourth quarter of 2021, compared to $23.1 million during the fourth quarter of 2020.
•Real-Money Monthly Active Users (“MAUs”) in the United States for the fourth quarter of 2021 were up 28% year-over-year with average revenue per MAU (“ARPMAU”) of $327 during the fourth quarter of 2021.
•As of December 31, 2021, RSI had $281 million of unrestricted cash and cash equivalents.

Full Year 2021 Financial Highlights
•Revenue was $488.1 million during full year 2021, an increase of 75%, compared to $278.5 million during full year 2020.
•Net loss was $71.1 million during full year 2021, compared to a net loss of $131.6 million during full year 2020.
•Adjusted EBITDA1 was a loss of $65.1 million during full year 2021, compared to $4.4 million during full year 2020.
•Adjusted advertising and promotions expense1 was $186.9 million during the full year 2021, compared to $56.5 million during the full year of 2020.
•MAUs in the United States for the full year 2021 were up 67% year-over-year with ARPMAU of $346 during the year, up 2% year-over-year.

Richard Schwartz, Chief Executive Officer of RSI, said, “We are continuing our disciplined approach of balancing profitability from existing markets and investing in new market launches. RSI’s consumer experience leverages our best-in-class technology and now operates successfully in 14 total markets compared to only 6 at the end of 2020. Our track record demonstrates that we have been highly successful stewards of capital for our investors. Delivering strong shareholder returns remains our priority.”
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

“On the technology and product side, we continue to enhance our offerings and provide a best-in-class gaming experience to our customers. As planned, we went live with our integrated iOS sportsbook-casino app near the end of 2021. During the first half of 2022 we look forward to expanding into Canada and Mexico with our online casino and sportsbook sites and apps in these two large population markets where we are well positioned to achieve success.”
Guidance
RSI is initiating revenue guidance for the full year 2022. It expects revenues for the full year ending December 31, 2022 to be between $580 and $630 million. At the midpoint of the range, revenue of $605 million represents 24% year-over-year growth when compared to $488 million of revenues for 2021.

This range is based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, (ii) all professional and college sports calendars that have been announced come to fruition, including the completion of their 2022 seasons, and (iii) RSI continues to operate in markets in which it is live today.
Recent Business Highlights
•During the fourth quarter, launched online sportsbook in Connecticut, along with nine of the fifteen planned retail sportsbooks, as the sportsbook partner of the Connecticut Lottery, and as one of just three online operators in the state.
•During the fourth quarter, launched online sportsbook in Arizona via our partnership with the Arizona Rattlers, having secured one of the limited sports wagering licenses in the state.
•Following the quarter, launched online sports books in New York and Louisiana.
•In anticipation of launch in Ontario, increased brand awareness of BetRivers in Canada through an Olympics focused marketing campaign.
•Entered into market access partnership with Grupo Multimedios to bring online casino and sportsbook to Mexico with anticipated launch in Q2 2022.
•Announced partnership to bring a retail sportsbook to the Hall of Fame Village in Canton, Ohio.
•Became an official sportsbook partner of the New Orleans Pelicans.
Technology Updates
•BetRivers sportsbook mobile app independently ranked #4 by Eilers & Krejcik out of 34 apps in the US market.
•Launched RSI’s integrated iOS sportsbook-casino app in December.
•Acquired the technology platform and onboarded the team from Run It Once Poker.
Earnings Conference Call and Webcast Details
RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss fourth quarter and full year results and provide commentary on business performance and its current outlook for 2022. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-844-200-6205 for domestic callers or 1-929-526-1599 for international callers. The conference call access code is 516635.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least April 2, 2022.
About Rush Street Interactive
Rush Street Interactive is a trusted online gaming and sports entertainment company focused on regulated markets in the United States and Latin America. Through its brands, BetRivers.com and PlaySugarHouse.com, RSI was an early entrant in many regulated jurisdictions and is currently live with real-money mobile, online in thirteen U.S. states: Pennsylvania, Illinois, New Jersey, New York, Connecticut, Michigan, Indiana, Virginia, Colorado, Iowa, West Virginia, Arizona and Louisiana. RSI is also active internationally, having been recognized as Sportsbook Operator of the Year at the SBC Latinoamérica Awards 2021, where it offers its online casino and sportsbook in the regulated gaming market of Colombia on RushBet.co. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2020 Global Gaming Awards Digital Operator of the Year and the 2021 EGR North America Awards Casino Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year. RSI is committed to industry-leading responsible gaming practices and seeks to provide its customers with the resources and services they need to play responsibly. For more information, visit www.rushstreetinteractive.com.
Non-GAAP Financial Measures
In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (for example, interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Net Loss Per Share as Adjusted Net Loss divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Loss is defined as net loss attributable to Rush Street Interactive, Inc. as used in the diluted net loss per share calculation, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted net loss per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
Key Metrics
RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor"
provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance, RSI’s future results of operations or financial condition, RSI’s strategic plans and focus, anticipated launches of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage growth; RSI’s ability to execute our business plan and meet its projections; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contacts:
Jonathan Gasthalter / Carissa Felger / Sam Fisher
(312) 319-9233 / (212) 257-4170
rsi@gasthalter.com
or
Lisa Johnson
(609) 788-8548
lisa@lisajohnsoncommunications.com
Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Consolidated Condensed Statements of Operations and Comprehensive Loss
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31, 2021		Twelve months ended December 31, 2021
	2021	2020	2021	2020
Revenue	$130,565	$100,048	$488,105	$278,500

Operating costs and expenses
Costs of revenue	86,477	72,099	332,145	190,873
Advertising and promotions	64,640	23,096	190,476	56,517
General administration and other	14,868	47,632	55,518	162,447
Depreciation and amortization	1,650	714	4,245	2,082
Total operating costs and expenses	167,635	143,541	582,384	411,919
Loss from operations	(37,070)	(43,493)	(94,279)	(133,419)

Other income (expenses)
Interest expense, net	(146)	(34)	(187)	(135)
Change in fair value of warrant liabilities	—	7,166	41,802	7,166
Change in fair value of earnout interests liability	—	(2,338)	(13,740)	(2,338)
Total other income (expenses)	(146)	4,794	27,875	4,693
Loss before income taxes	(37,216)	(38,699)	(66,404)	(128,726)

Income tax expense	907	2,919	4,688	2,919
Net loss	$(38,123)	$(41,618)	$(71,092)	$(131,645)

Net loss attributable to non-controlling interests	(27,718)	(42,699)	(51,603)	(132,726)
Net income (loss) attributable to Rush Street Interactive, Inc.	$(10,405)	$1,081	$(19,489)	$1,081

Net income (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$(0.17)	$0.02	$(0.35)	$0.02
Weighted average common shares outstanding – basic	59,581,075	43,579,704	56,265,541	43,579,704

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted	$(0.17)	$(0.01)	$(0.51)	$(0.01)
Weighted average common shares outstanding – diluted	59,581,075	52,242,606	57,426,885	52,242,606

	Three Months Ended December 31, 2021		Twelve months ended December 31, 2021
	2021	2020	2021	2020
Net loss	$(38,123)	$(41,618)	$(71,092)	$(131,645)

Other comprehensive income (loss)
Foreign currency translation adjustment	(1,051)	968	(2,111)	524
Comprehensive loss	$(39,174)	$(40,650)	$(73,203)	$(131,121)

Comprehensive loss attributable to non-controlling interests	(28,483)	(41,731)	(53,168)	(132,202)
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$(10,691)	$1,081	$(20,035)	$1,081

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended December 31, 2021		Twelve months ended December 31, 2021
	2021	2020	2021	2020
Net loss	$(38,123)	$(41,618)	$(71,092)	$(131,645)

Interest expense, net	146	34	187	135
Income tax expense	907	2,919	4,688	2,919
One-time payment from Affiliated casino	—	—	—	(9,000)
Depreciation and amortization	1,650	714	4,245	2,082
Change in fair value of warrant liability	—	(7,166)	(41,802)	(7,166)
Change in fair value of earnout interests liability	—	2,338	13,740	2,338
Share-based compensation expense	4,207	41,451	24,912	144,733
Adjusted EBITDA	$(31,213)	$(1,328)	$(65,122)	$4,396
Adjusted Operating Costs and Expenses:

	Three Months Ended December 31, 2021		Twelve months ended December 31, 2021
	2021	2020	2021	2020
GAAP operating costs and expenses:
Costs of revenue	$86,477	$72,099	$332,145	$190,873
Advertising and promotions	64,640	23,096	190,476	56,517
General administration and other	14,868	47,632	55,518	162,447
Depreciation and amortization	1,650	714	4,245	2,082
Total operating costs and expenses	$167,635	$143,541	$582,384	$411,919

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(297)	$—	$(1,808)	$9,000
Advertising and promotions[2]	(634)	—	(3,605)	—
General administration and other[2]	(3,276)	(41,451)	(19,499)	(144,733)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(4,207)	$(41,451)	$(24,912)	$(135,733)

Adjusted operating costs and expenses:
Costs of revenue	$86,180	$72,099	$330,337	$199,873
Advertising and promotions	64,006	23,096	186,871	56,517
General administration and other	11,592	6,181	36,019	17,714
Depreciation and amortization	1,650	714	4,245	2,082
Total adjusted operating costs and expenses	$163,428	$102,090	$557,472	$276,186

1Non-GAAP Operating Costs and Expense Adjustments for the three and twelve months ended December 31, 2021 include Share-based compensation, while Non-GAAP Operating Costs and Expense Adjustments for the twelve months ended December 31, 2020 include a one-time payment from Affiliated casino.
2Share-based compensation.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Loss, Adjusted Weighted Average Common Shares Outstanding and Adjusted Net Loss Per Share:

	Three Months Ended December 31, 2021	Twelve months ended December 31, 2021
Adjusted Net Loss
Net loss attributable to Rush Street Interactive, Inc. – diluted[1]	$(10,405)	$(29,058)
Adjustments:
Net loss attributable to non-controlling interests	(27,718)	(51,603)
Change in fair value of warrant liabilities attributable to non-controlling interests	—	(32,233)
Change in fair value of earnout interests liability	—	13,740
Share-based compensation expense	4,207	24,912
Adjusted Net Loss	$(33,916)	$(74,242)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding – diluted[2]	59,581,075	57,426,885
Adjustments:
Conversion of weighted average RSILP units to Class A Common Shares	159,657,590	159,417,041
Adjusted Weighted Average Common Shares Outstanding	219,238,665	216,843,926

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted:	$(0.17)	$(0.51)
Adjusted Net Loss per Share	$(0.15)	$(0.34)
1Net loss attributable to Rush Street Interactive, Inc. – diluted for the twelve months ended December 31, 2021, includes the Net loss attributable to Rush Street Interactive, Inc. adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 (i.e., the portion of the change in fair value of warrants attributed to Rush Street Interactive Inc.). There was no dilutive effect for the three months ended December 31, 2021.
2Weighted average common shares outstanding – diluted for the twelve months ended December 31, 2021, includes the basic number of weighted average common shares outstanding, adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 using the Treasury Stock Method. There was no dilutive effect for the three months ended December 31, 2021.